UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2006

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective as of December 29, 2006, the registrant sold approximately $176 million in aggregate unpaid prinicpal balance of mortgage loans, plus accrued interest (the "Loan Portfolio") to a subsidiary of MRC Mortgage Investment Trust (formerly, MMA Affordable Housing Group Trust) ("MMIT"), an affiliate of the registrant that is a pooled investment vehicle owned by a select group of institutional investors. MMIT invests primarily in real estate backed debt investments originated by the registrant. The Loan Portfolio was sold to MRC Mortgage Grantor Trust I, a Delaware statutory trust that is an indirect, wholly-owned subsidiary of MMIT.

Michael L. Falcone, Chief Executive Officer, President and a Director of the registrant, as well as Earl W. Cole, III, Gary A. Mentesana and Charles M. Pinckney, each of whom is an Executive Vice President of the registrant, are trustees of MMIT. The registrant currently earns fee income from MMIT for providing investment management services and originating loans on its behalf and expects to continue to do so in the future. The registrant earned fees totaling $0.9 million from MMIT for the year ended December 31, 2005. None of Messrs. Falcone, Cole, Mentesana or Pinckney is compensated for serving as a trustee of MMIT.

The registrant received consideration for the sale of the Loan Portfolio equal to the fair value of the Loan Portfolio (approximately $176 million in aggregate unpaid principal balance, plus accrued interest) through the cancellation or assignment of certain indebtedness. This indebtedness included two lines of credit extended to subsidiaries of the registrant by Bank of America, N.A. and indebtedness owed by certain subsidiaries of the registrant to MMIT. The terms of the sale were negotiated and approved by the constituent members of MMIT.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

2. Purchase and Sale Agreement date as of December 29, 2006, by and among MRC Mortgage Grantor Trust I and MRC Mortgage Investment Trust Cayman Holding I, LTD., on the one hand, and MMA Construction Finance, LLC and MMA Mortgage Investment Corporation, on the other hand.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

January 5, 2007	By:	/s/ Anthony Mifsud

Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

2	Purchase and Sale Agreement date as of December 29, 2006, by and among MRC Mortgage Grantor Trust I and MRC Mortgage Investment Trust Cayman Holding I, LTD., on the one hand, and MMA Construction Finance, LLC and MMA Mortgage Investment Corporation, on the other hand.